Exhibit 99.1

Marine Products Corporation to Participate in the

Baird 2023 Global Consumer Technology and Services Conference

ATLANTA, June 5, 2023 – Marine Products Corporation (NYSE: MPX) announced today that company management will participate in the Baird 2023 Global Consumer Technology and Services Conference at the InterContinental Barclay in New York. The presentation is scheduled for Tuesday, June 6, 2023, at 4:55 PM Eastern Time. An audio webcast of the presentation as well as presentation materials will be available by accessing Marine Products Corporation’s website at https://marineproductscorp.com. This content will be available until July 1, 2023.

Marine Products Corporation is a leading manufacturer of fiberglass boats under the brand names Chaparral and Robalo. Chaparral’s sterndrive models include SSi and SSX, and the Chaparral Surf Series. Chaparral’s outboard offerings include OSX Luxury Sportboats and SSi outboard models. Robalo builds an array of outboard sport fishing boats, which include center consoles, dual consoles and Cayman Bay Boat models. The Company continues to diversify its product lines through product innovation. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at MarineProductsCorp.com.

For information about Marine Products Corporation or this event, please contact:

Michael L. Schmit

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

Jim Landers

Vice President Corporate Services

(404) 321-2162

jlanders@marineproductscorp.com